Information Regarding Joint Filers

Designated Filer of Form 4: Doddsville Investments, LLC

Date of Earliest Transaction Required to be Reported: March 17, 2009

Issuer Name and Ticker Symbol: R.H. DONNELLEY CORPORATION [RHDC]


Names:            Doddsville Investments, LLC and Thomas Ryan

Address:          Doddsville Investments, LLC
                  7301 SW 57th CT. Suite 400
                  South Miami, FL  33143

Signatures:

The undersigned, Thomas Ryan is jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Doddsville Investments, LLC with respect to the beneficial ownership of securities of R.H. Donnelley Corporation.


/S/ THOMAS RYAN                                                       3/23/2009
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